EXHIBIT 4.1


                         Fixed Income Securities, L.P.
                              18925 Base Camp Road
                           Monument, Colorado  80132



                                 March 23, 2005



Advisor's Disciplined Trust 34
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisor's Disciplined Trust 34
                  Real Estate Income Trust Portfolio, Series 4
                  --------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-122922 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, L.P. as evaluator.

          You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                        Managing Director